Exhibit 23.3

Assentsure PAC UEN – 201816648N 180B Bencoolen Street #03-01 The Bencoolen Singapore 189648 http://www.assentsure.com.sg

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statements on Form S-8 (No. 333- 283649) and Form S-3 (No. 333- 274818) of our report dated July 30, 2025, with respect to the audited consolidated financial statements of CIMG Inc. (formerly known as NuZee, Inc.) (the “Company”) for the year ended September 30, 2024, appearing in this Annual Report on Form 10-K for the year ended September 30, 2024.

We also consent to the reference to us under the heading “Experts” in the Registration Statement.

/s/ Assentsure PAC

Singapore

July 30, 2025